Exhibit 10.22
TRIBUNE COMPANY
2013 EQUITY INCENTIVE PLAN
FORM OF PERFORMANCE SHARE UNIT AGREEMENT
THIS PERFORMANCE SHARE UNIT AGREEMENT (the “Agreement”) is made by and between Tribune Media Company, a Delaware corporation (the “Company”), and the undersigned Participant, and is dated as of _______ (the “Date of Grant”). Pursuant to this Agreement, the Company hereby grants to the Participant the number of performance-vested Restricted Stock Units (“Performance Share Units,” or “PSUs”) set forth below, each of which represents an unfunded and unsecured promise of the Company to deliver (or cause to be delivered) to the Participant upon settlement one share of Class A Common Stock (“Common Stock”) of the Company (or cash equal to the Fair Market Value thereof) as set forth herein. The PSUs awarded to the Participant hereby are subject to all of the terms and conditions set forth in this Agreement as well as all of the terms and conditions of the Tribune Company 2013 Equity Incentive Plan (as amended from time to time in accordance with the terms thereof, the “Plan”), all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.

Participant:
Number of PSUs:
Performance Period (i.e., Restricted Period):

1.
Vesting Schedule. Provided that the Participant has not undergone a termination of service with the Company and its Affiliates prior to the Committee’s determination and certification of the achievement of the performance metrics set forth on Annex A hereto, no later than the last day of the fiscal quarter immediately following the Performance Period (such date, the “Vesting Date”), the PSUs or a portion of the PSUs shall vest based on the achievement of the performance metrics set forth on Annex A hereto.

2.Settlement.

(a)
Delivery of Shares or Cash. As soon as practicable following the Vesting Date (but in no event later than the next regular payroll date of the Company following such Vesting Date), the Company shall issue or transfer to the Participant, or cause to be issued or transferred to the Participant, one share of Common Stock in respect of each PSU that became a Released Unit as of the Vesting Date, except as otherwise provided in Section 5 hereof; provided, however, that in accordance with Section 9(e)(ii) of the Plan, the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock in respect of Released Units. If a cash payment is made in lieu of delivering shares of Common Stock or pursuant to Section 5 hereof, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the Vesting Date less an amount equal to all federal, state, local, and non-U.S. income and employment taxes required to be withheld.

(b)	Shares Received Upon Settlement. Shares of Common Stock received upon Settlement of a PSU shall remain subject to the terms of the Plan and this Agreement.

(c)
Tax Withholding. In connection with any settlement of PSUs (including accumulated Dividend Equivalents), the Participant will be required to satisfy applicable withholding tax obligations as provided in Section 15(d) of the Plan. For the avoidance of doubt, the Participant must receive prior written approval of the Committee to use any method for the payment of tax withholding other than in immediately available funds in U.S. dollars.

(d)
Compliance with Laws. The granting and settlement of the PSUs and any other obligations of the Company under this Agreement shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any regulatory or governmental agency as may be required. The Committee, in its sole discretion, may postpone the issuance or delivery of Common Stock hereunder as the Committee may consider appropriate and may require the Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Common Stock hereunder in compliance with applicable laws, rules, and regulations.

3.
Forfeiture. All PSUs (including accumulated Dividend Equivalents) that have not become Released Units shall terminate and be forfeited for no consideration upon a termination of the Participant’s service with the Company and its Affiliates prior to the Vesting Date.

4.
Rights as Stockholder. The Participant shall not be deemed for any purpose to be the owner of any shares of Common Stock subject to the PSUs unless and until (a) the PSUs shall have been settled in Common Stock pursuant to the terms herein, (b) the Company shall have issued and delivered to the Participant the Common Stock hereunder, and (c) the Participant’s name shall have been entered as a stockholder of record with respect to such Common Stock on the books of the Company; provided that PSUs will be credited with Dividend Equivalents to the extent provided in Section 5 hereof. The Common Stock issued upon any settlement of PSUs hereunder shall be registered in the Participant’s name on the books of the Company during the Lock-Up Period and for such additional time as the Committee determines appropriate in its reasonable discretion. Any certificates representing the Common Stock delivered to the Participant shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions as the Committee deems appropriate. This Agreement does not confer upon the Participant any right to continue as an employee or service provider of the Company or any Affiliate.

5.
Dividend Equivalents. So long as the PSUs have not become Released Units and the Participant has not undergone a termination of service with the Company and its Affiliates, the Participant shall be credited with dividend equivalents on such PSUs in the form of additional PSUs when and to the extent that regular cash dividends are paid on the Common Stock from and after the Date of Grant. Such Dividend Equivalents shall be computed by dividing: (i) the amount obtained by multiplying the amount of the regular cash dividend declared and paid for each share of Common Stock by the number of PSUs (including accumulated Dividend Equivalents) held by the Participant on the record date of such regular cash dividend, by (ii) the Fair Market Value of the Common Stock on the dividend payment date for such cash dividend. Such additional PSUs shall vest and settle in the same manner proportionately as the PSUs to which they relate, except that any fractional shares represented by accumulated Dividend Equivalents shall, once vested, be settled solely in cash on the terms provided for cash settlement in Section 2(a) hereof. Any accumulated and unpaid Dividend Equivalents attributable to PSUs that are cancelled will not be paid and are immediately forfeited upon cancellation of the PSUs.

6.	Representations and Warranties of Participant. The Participant hereby makes the following acknowledgements, representations, and warranties to the Company:

(a)
No Arrangements to Sell. Except as specifically provided herein or in the Plan, the Participant has no contract, undertaking, understanding, agreement, or arrangement, formal or informal, with any person to sell, transfer, or pledge all or any portion of his Common Stock and has no current plans to enter into any such contract, undertaking, understanding, agreement, or arrangement.

(b)
PSUs Not Transferable. The Participant understand that neither the PSUs nor Dividend Equivalents are assignable or transferable, in whole or in part, and they may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including, but not limited to, by gift, operation of law or otherwise).

7.General.

(a)
Employment Agreement. This Agreement and the terms and conditions of the PSUs are subject to any provisions concerning performance share units in any employment agreement in effect from time to time between the Participant and the Company or an Affiliate that has been approved by the Board or a committee thereof and that was entered into after December 31, 2012, which provisions are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and any terms or provisions of such employment agreement concerning performance share units, the applicable terms and provisions of such employment agreement will govern and prevail.

(b)
Delivery of Documents. The Participant agrees that the Company may deliver by email all documents relating to the Plan or the PSUs (including, without limitation, a copy of the Plan) and all other documents that the Company is required to deliver to its security holders (including, without limitation, disclosures that may be required by the Securities and Exchange Commission). The Participant also agrees that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it shall notify the Participant by email or such other reasonable manner as then determined by the Company.

(c)
Beneficiary. The Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

(d)
Entire Agreement. Except as otherwise provided in Section 7(a) above, this Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations, and negotiations in respect thereto. No change, modification, or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

(e)
Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.

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THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THE PLAN AND, AS AN EXPRESS CONDITION TO THE GRANT OF THE RESTRICTED STOCK UNITS UNDER THIS AGREEMENT, AGREES TO BE BOUND BY THE TERMS OF BOTH THE AGREEMENT AND THE PLAN.
Tribune Media Company
By:    __________________
Name:
Title:

Accepted and Agreed by the Participant:

___________________

[Signature Page to Performance Share Unit Agreement]

Annex A to Performance Share Unit Agreement
1.    Performance Objective. The vesting of the PSUs shall be conditioned upon the satisfaction of the following “Performance Objective” for each Covered Year of the Performance Period:

(a)	with respect to the ____ fiscal year, a performance vesting requirement based on Consolidated EBITDA or such other performance objective as set forth in Section 3(c) of this Annex A; and

(b)
with respect to the ____ fiscal year(s), a performance vesting requirement based upon Consolidated EBITDA or such other performance objective as may be established by the Committee no later than the last day of the first fiscal quarter of such fiscal year and communicated to the Participant in writing within 30 days of such determination.

For each of ______ (the “Covered Years”), the applicable Performance Objective shall have a threshold, target and maximum level.
2.    Certification of Achievement Relative to Performance Objective. No later than the last day of the fiscal quarter immediately following the Performance Period, the Committee will certify the extent, if any, to which the Performance Objective has been achieved.
3.    Calculation.

(a)
The number of PSUs earned will equal (x) the number of PSUs granted multiplied by (y) the Total Payout Percentage; provided that all the PSUs will be forfeited in full if the Total Payout Percentage does not equal or exceed 50% (i.e., the threshold level).

(b)	The Total Payout Percentage will equal (x) the sum of the Payout Percentages for all of the Covered Years divided by (y) the number of Covered Years.
(c)    For the ______ Covered Year, the Payout Percentage shall be determined as follows:

Threshold	Then, 50%
Target	Then, 100%
Maximum	Then, 200%

(d)	For any other Covered Year, the Payout Percentage shall be determined by the relevant Performance Objective.

(e)
Payout above the “threshold” level but below the “target” level of achievement, and above the “target” level but below the “maximum” level of achievement, will be calculated by the Committee by straight line interpolation by reference to the applicable Payout Percentages. For the avoidance of doubt, in no event may the Payout Percentage of any Covered Year exceed 200%.